Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the inclusion in this Registration Statement on Form S-1/A of Optimus Healthcare Services, Inc. of our report dated June 17, 2024 relating to our audit of the consolidated financial statements for Optimus Healthcare Services Inc. and subsidiaries as of and for the years ended December 31, 2023 and 2022.

We also consent to the reference to our Firm under the caption “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Seligson & Giannattasio, LLP
Seligson & Giannattasio, LLP

White Plains, New York

July 30, 2024